BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated August 30, 2005, accompanying the financial statements of Midnight Candle Company, a development stage company, on Form SB-2 as of June 30, 2005, with cumulative totals since the company's inception.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Midnight Candle Company, a development stage company, on Form SB-2.

Signed,

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

September 9, 2005